Exhibit 10.1

AMENDED AND RESTATED INDEMNITY AGREEMENT

This Amended and Restated Agreement (this “Agreement”) made and entered into as of this          day of                                     , 2012, by and between Approach Resources Inc., a Delaware corporation (the “Company”), and                              (“Indemnitee”), who is currently serving the Company in the capacity of a director and/or officer thereof.

W I T N E S S E T H:

WHEREAS, the Company and Indemnitee entered into an Indemnity Agreement as of July 12, 2007 and an amendment thereto effective as of December 31, 2008 (as amended, the “Original Agreement”);

WHEREAS, the Company and Indemnitee recognize that the interpretation of ambiguous statutes, regulations and court opinions and of the Restated Certificate of Incorporation of the Company (the “Charter”) and Restated Bylaws of the Company (the “Bylaws”), and the vagaries of public policy, are too uncertain to provide the directors and officers of the Company with adequate or reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they become personally exposed as a result of performing their duties in good faith for the Company; and

WHEREAS, the Company and the Indemnitee are aware that highly experienced and capable persons are often reluctant to serve as directors or officers of a corporation unless they are protected to the fullest extent permitted by law by comprehensive insurance and indemnification, especially since the legal risks and potential liabilities, and the very threat thereof, associated with lawsuits filed against the officers and directors of a corporation, and the resultant substantial time, expense, harassment, ridicule, abuse and anxiety spent and endured in defending against such lawsuits, whether or not meritorious, bear no reasonable or logical relationship to the amount of compensation received by the directors or officers from the corporation; and

WHEREAS, Section 145 of the General Corporation Law of the State of Delaware and the Charter, which set forth certain provisions relating to the mandatory and permissive indemnification of, and advancement of expenses to, officers and directors (among others) of a Delaware corporation by such corporation, are specifically not exclusive of other rights to which those indemnified thereunder may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

WHEREAS, after due consideration and investigation of the terms and provisions of this Agreement and the various other options available to the Company and the Indemnitee in lieu thereof, the Board of Directors of the Company has determined that the following Agreement is not only reasonable and prudent but necessary to promote and ensure the best interests of the Company and its stockholders; and

WHEREAS, the Company desires to have Indemnitee serve or continue to serve as an officer and/or director of the Company, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of his acting in good faith in the performance of his duty to the Company; and Indemnitee desires to serve, or to continue to serve (provided that he is furnished the indemnity provided for hereinafter), in either or both of such capacities;

WHEREAS, the Company and Indemnity now desire to amend and restate the Original Indemnity Agreement as set forth in this Agreement;

WHEREAS, this Agreement is intended to provide indemnification and advancement rights in addition to those provided by the Charter, the Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefore, nor to diminish or abrogate any rights of Indemnitee thereunder;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Indemnitee, intending to be legally bound, do hereby agree that the Original Agreement shall be amended and restated as follows:

1. Agreement to Serve. Indemnitee agrees to serve or continue to serve as director and/or officer of the Company and as Indemnitee and the Company may agree, as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of another Enterprise, until his earlier death, retirement, resignation or removal in accordance with the provisions of the General Corporation Law of the State of Delaware and the Charter and Bylaws. The Company acknowledges that the Indemnitee is relying on this Agreement in so serving. The Indemnitee may at any time and for any reason resign from such position (subject to any other obligation, whether contractual or imposed by operation of law), in which event this Agreement shall continue in full force and effect after such resignation as provided in Section 26 hereof.

2. Definitions. As used in this Agreement:

(a) “Change in Control” means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the “Act”), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Act) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors of the Company in office immediately prior to such person attaining such percentage interest; (ii) there occurs a proxy contest, or the Company is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least two-thirds of the members of the Board of Directors of the Company then in office, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, other than as a result of an event described in clause (ii) of this subsection (a), individuals who at the beginning of such period constituted the Board of Directors of the Company (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

(b) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(c) “Enterprise” shall mean any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, organization or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent.

(d) The term “Expenses” includes, without limitation, all reasonable attorneys’ fees, accountants’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in, or otherwise involved in, a Proceeding. Should any payments by the Company under this Agreement be determined to be subject to any federal, state or local income, excise or other tax, Expenses will also include, to the fullest extent permitted by law, such amounts as are necessary to place Indemnitee in the same after-tax position, after giving effect to all applicable taxes, Indemnitee would have been in had such tax not have been determined to apply to those payments (with offset for any deductions which Indemnitee may have that are related to the indemnification amount but without offset for any other deductions which Indemnitee may have that are not related to the indemnification amount). Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent and (ii) Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise.

(e) “Independent Counsel” means a law firm of at least 50 attorneys, or a member of a law firm of at least 50 attorneys, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(f) “Proceeding” shall mean any threatened, pending or completed action, suit, arbitration, investigation (including discovery), inquiry, alternative dispute resolution mechanism, administrative or legislative hearing, or any other proceeding (including without limitation, any securities laws action, suit, arbitration, investigation, inquiry, alternative dispute resolution mechanism, hearing or procedure) whether civil, criminal, administrative, arbitrative or investigative and whether or not based upon events occurring, or actions taken, before the date hereof, and any appeal in or related to such an action, suit, arbitration, investigation (including discovery), inquiry, alternative dispute resolution mechanism, administrative or legislative hearing, or any other proceeding, whether conducted by or in the right of the Company or any other person, that the Indemnitee in good faith believes could lead to any such action, suit, arbitration, investigation (including discovery), inquiry, alternative dispute resolution mechanism, administrative or legislative hearing, or any other proceeding or appeal thereof. The final disposition of a Proceeding shall be as determined by a settlement or the judgment of a court or other investigative or administrative body. The Board of Directors shall not make a determination as to the final disposition of a Proceeding.

(g) References to “fines” shall include any (i) excise taxes assessed with respect to any employee benefit plan and (ii) penalties.

(h) References to “serving at the request of the Company” shall include any service as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent which imposes duties on, or involves services by, such director, officer, trustee, general partner, managing member, fiduciary, employee or agent with respect to an Enterprise; and a person who acts in good faith and in a manner he reasonably believed to be in the interest of the Enterprise shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

3. Indemnity in Third Party Proceedings. To the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is a party to or is threatened to be made a party to or is otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Company to procure a judgment in its favor) by reason of the fact that Indemnitee is or was a director and/or officer of the Company, or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of an Enterprise, against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by, or in the case of retainers, to be incurred by, Indemnitee (or on his behalf) in connection with such Proceeding or any claim, issue or matter therein (including, but not limited to, the investigation, defense or appeal thereof), Indemnitee shall have the right to employ Indemnitee’s own legal counsel in any Proceeding for which indemnification is available under this Section 3.

4. Indemnity in Proceedings By or In the Right of the Company. To the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is a party to or is threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director and/or officer of the Company, or is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of an Enterprise, against all Expenses actually and reasonably incurred by, or in the case of retainers, to be incurred by, Indemnitee (or on his behalf) in connection with such Proceeding; provided, however that no indemnification shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such Proceeding was brought or is pending, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the Delaware Court of Chancery or such other court shall deem proper. Indemnitee shall have the right to employ Indemnitee’s own legal counsel in any Proceeding for which indemnification is available under this Section 4.

5. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of the fact that Indemnitee is or was a director and/or officer of the Company, or is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of an Enterprise, a witness or other similar participant in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by, or in the case of retainers, to be incurred by, Indemnitee (or on his behalf) in connection therewith to be paid by the Company within seven days of receipt by the Company of a statement from Indemnitee requesting such payment and detailed such Expenses.

6. Indemnification for Expenses of Successful Party. Notwithstanding any other provision of this Agreement to the contrary, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Sections 3 and/or 4 of this Agreement, or in defense of any claim, issue or matter therein, including dismissal with or without prejudice, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by, or in the case of retainers, to be incurred by, Indemnitee (or on his behalf) in connection therewith. If Indemnitee is not wholly successful in any Proceeding referred to in Sections 3 and/or 4 of this Agreement, but is successful on the merits or otherwise (including dismissal with or without prejudice) as to one or more, but less than all claims, issues or matters therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by, or in the case of retainers, to be incurred by, Indemnitee (or on his behalf) in connection with each successfully resolved claim, issue or matter to the fullest extent permitted by law. For purposes of this Section 6, and without limitation, the termination of any claim, issue or matter in any Proceeding referred to in Sections 3 and/or 4 of this Agreement (i) by dismissal summary judgment, judgment on the pleading or final judgment, with or without prejudice, or (ii) by agreement without payment or assumption or admission of liability by Indemnitee, shall be deemed to be a successful determination or result as to such claim, issue or matter.

7. Advances of Expenses. To the fullest extent permitted by applicable law, all reasonable Expenses actually incurred by, or in the case of retainers, to be incurred by, Indemnitee pursuant to Sections 3 and/or 4 of this Agreement in connection with any Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding no later than 10 days after receipt by the Company of a request for an Expense advancement with appropriate documentation. Indemnitee’s entitlement to such Expenses shall include those incurred, or in the case of retainers, to be incurred, in connection with any Proceeding by Indemnitee seeking an adjudication or award in arbitration pursuant to this Agreement. Such request shall reasonably evidence the Expenses incurred by, or in the case of retainers, to be incurred by, Indemnitee in connection therewith. Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that Indemnitee undertakes to repay the advanced Expenses to the Company to the extent that it is ultimately determined that the undersigned Indemnitee is not entitled to be indemnified therefor by the Company. Such undertaking shall be an unlimited general obligation of Indemnitee. The Company acknowledges and agrees that this agreement of Indemnitee to repay is unsecured and interest free and that advances hereunder shall be made without reference to Indemnitee’s financial ability to make repayment.

8. Procedure for Determination of Entitlement to Indemnification.

(a) Notwithstanding any other provision of this Agreement to the contrary, in order to obtain the indemnification provided under this Agreement, Indemnitee shall submit to the Company a written request, including documentation and information which is reasonably available to Indemnitee and is reasonably necessary to determine whether Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of a request for indemnification, advise the Board of Directors that Indemnitee has requested indemnification. Any Expenses incurred by Indemnitee in connection with Indemnitee’s request for indemnification hereunder shall be borne by the Company.

(b) Upon written request by Indemnitee for indemnification pursuant to Section 8(a) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change in Control shall have occurred, the Disinterested Directors shall direct Independent Counsel to make such determination in a written opinion to the Board of Directors of the Company, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors of the Company, or (B) by a committee of the Disinterested Directors designated by a majority vote of Disinterested Directors, even though less than a quorum, or (C) if there are no Disinterested Directors or, if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors of the Company, a copy of which shall be delivered to Indemnitee; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 days after such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in cooperating with the person, persons or entity making the determination discussed in this Section 8(b) with respect to Indemnitee’s entitlement to indemnification, shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) hereof, the Independent Counsel shall be selected as provided in this Section 8(c). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors of the Company, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors of the Company, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 8(b) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court of Chancery or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 8(a) hereof.

(d) Indemnitee will be deemed a party to a Proceeding for all purposes hereof if Indemnitee is named as a defendant or respondent in a complaint or petition for relief in that Proceeding, regardless of whether Indemnitee is ever served with process or makes an appearance in that Proceeding.

(e) Indemnitee shall be entitled to indemnification hereunder without a separate determination by or on behalf of the Company pursuant to Section 8(b) hereof with respect to any Proceeding and/or any claim, issue or matter with respect thereto: (i) which is resolved by agreement without any payment or assumption or admission of liability by Indemnitee; or (ii) as to which a final decision on the merits has been made by the court or other body with jurisdiction over that Proceeding, in which Indemnitee was not determined to be liable with respect to such claim, issue or matter asserted against Indemnitee in the Proceeding.

9. Presumptions and Effect of Certain Provisions.

(a) In making a determination with respect to entitlement to indemnification hereunder, Indemnitee shall be presumed to be entitled to full indemnification under this Agreement, and the Company shall have the burden of proof in the making of any determination contrary to such presumption. Neither the failure of the Company (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of such action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including its Board of Directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense or admissible as evidence in any Proceeding for any purpose or create a presumption that Indemnitee has acted in bad faith or has not met the applicable standard of conduct.

(b) If the person, persons or entity empowered or selected under Section 8 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 30 days after receipt by the Company therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional 15 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto. The termination of any Proceeding described in this Agreement by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (i) create a presumption that Indemnitee acted in bad faith or in a manner which he/she reasonably believed to be opposed to the best interests of the Company, or, with respect to any criminal Proceeding, that Indemnitee has reasonable cause to believe that Indemnitee’s conduct was unlawful; or (ii) otherwise adversely affect the rights of Indemnitee to indemnification, except as may be provided herein.

(c) For purposes of this Agreement, Indemnitee shall be deemed to have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, to have had no reasonable cause to believe his conduct was unlawful (collectively, “Good Faith”), if such action was based in good faith reliance on any of the following: (i) the records or books of account of the Company and any other Enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent or information, opinions, reports or statements, including financial statements and other financial information, concerning the Company and any other Enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent; (ii) information or records supplied to Indemnitee by one or more officers or employees of the Company and any Enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent in the course of his/her duties; (iii) information or records given in reports made to the Company or any other Enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent, or supplied to Indemnitee by appraisers, engineers, investment bankers, legal counsel, independent certified public accountants or other persons as to matters Indemnitee reasonably believed were within the professional or expert competence of those persons; or (iv) the advice of legal counsel for the Company or any other Enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent. The provisions of this Section 9(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(d) The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company and any other Enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

10. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 8(b) of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 7 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 8(b) of this Agreement within the time period provided in Section 9(b) after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, Section 6, the last sentence of Section 8(b) of this Agreement within 10 days after receipt by the Company of a written request therefor, or (v) payment of indemnification pursuant to Section 3 or Section 4 of this Agreement is not made within 10 days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to seek a final adjudication by the Delaware Court of Chancery of his entitlement to such indemnification or advancement of Expenses and appeals therefrom, concluding in a final and unappealable judgment by the Delaware Supreme Court. The Board of Directors

shall not make a determination as to the final disposition of such adjudication. Alternatively, Indemnitee may, at Indemnitee’s option, seek an award in arbitration to be conducted by a single arbitrator chosen by Indemnitee and approved by the Company, which approval shall not be unreasonably withheld or delayed. If Indemnitee and the Company do not agree upon an arbitrator within 30 days following notice to the Company by Indemnitee that it seeks an award in arbitration, the arbitrator will be chosen pursuant to the rules of the American Arbitration Association (the “AAA”). The arbitration will be conducted pursuant to the rules of the AAA, and an award shall be made within 60 days following the filing of the demand for arbitration. The arbitration shall be held in Dallas, Texas. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration or any other claim.

(b) In the event that a determination shall have been made pursuant to Section 8(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.

(c) If a determination shall have been made pursuant to Section 8(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 10, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) In the event that Indemnitee, pursuant to this Section 10, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 2(d) of this Agreement) actually and reasonably incurred by him in such judicial adjudication regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification.

(e) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

11. Indemnification and Advancement of Expenses Under this Agreement Not Exclusive; Survival of Rights. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Charter or Bylaws, any other agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such amendment, alteration or repeal. To the extent that a change in the General Corporation Law of the State of Delaware, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Charter, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

12. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification or to receive advancement by the Company for a portion of the Expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by Indemnitee (or on his behalf) in connection with such Proceeding, or any claim, issue or matter therein, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

13. Rights Continued. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall continue as to Indemnitee even though Indemnitee may have ceased to be a director or officer of the Company and shall inure to the benefit of Indemnitee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

14. No Construction as an Employment Agreement or Any Other Commitment. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ or as an officer of the Company or any of its subsidiaries, if Indemnitee currently serves as an officer of the Company, or to be renominated or reelected as a director of the Company, if Indemnitee currently serves as a director of the Company or another Enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent, or affect the right of the Company to terminate, in the Company’s sole discretion (with or without cause) and at any time, the Indemnitee’s employment or position as a director, in each case, subject to any contractual rights of the Indemnitee existing otherwise than under this Agreement.

15. Liability Insurance. The Company shall, from time to time, make the good faith determination whether it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company and any direct or indirect wholly-owned subsidiary of the Company with coverage for losses from wrongful acts or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not necessary or is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit or if Indemnitee is covered by similar insurance maintained by a direct or indirect wholly-owned subsidiary of the Company. However, the Company’s decision whether or not to adopt and maintain such insurance shall not affect in any way its obligations to indemnify Indemnitee under this Agreement or otherwise. To the extent the Company maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, general partners, managing members, fiduciaries, employees or agents of the Company or any other Enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms, to the maximum extent of the coverage available for any director, officer, trustee, general partner, managing member, fiduciary, employee or agent under such policy or policies.

16. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable under this Agreement if, and to the extent that, Indemnitee has otherwise actually received such payment under any contract, agreement or insurance policy, the Certificate of Incorporation or Bylaws of the Company, or otherwise.

17. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including without limitation the execution of such documents as may be necessary to enable the Company effectively to bring suit to enforce such rights.

18. Exceptions. Notwithstanding any other provision in this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement, to (i) indemnify or advance Expenses to Indemnitee with respect to any claim, issue or matter therein, brought or made by Indemnitee, whether asserted directly or by way of cross-claim, counter claim or the like (other than a claim to enforce Indemnitee’s rights to indemnification and advancement of Expenses under this Agreement), or (ii) indemnify Indemnitee with respect to any Proceeding in which final judgment is rendered against Indemnitee for an accounting of profits made from the purchase and sale or the sale and purchase by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Act.

19. Notices. Any notice or other communication required or permitted to be given or made to the Company or Indemnitee pursuant to this Agreement shall be given if made in writing and deposited in the United States mail, with postage thereon prepaid, addressed to the person to whom such notice or communication is directed at the address of such person on the records of the Company, and such notice or communication shall be deemed given or made at the time when the same shall be so deposited in the United States mail. Any such notice or communication to the Company shall be addressed to the Secretary of the Company.

20. Contractual Rights . The right to be indemnified or to receive advancement of Expenses under this Agreement (i) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue, (ii) is and is intended to be applicable to alleged acts or omissions occurring prior to the date of this Agreement and (iii) shall continue after any rescission or restrictive modification of this Agreement as to events occurring prior thereto.

21. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal or unenforceable; and those provision or provisions held to be invalid, illegal or unenforceable for any reason whatsoever shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto.

22. Effective Date. The provisions of this Agreement shall cover claims or Proceedings whether now pending or hereafter commenced and shall be applicable to acts or omissions or alleged acts or omissions which heretofore have taken place. The Company shall be liable under this Agreement, pursuant to Sections 3 and 4 hereof, for all acts of Indemnitee while serving as a director and/or officer, notwithstanding the termination of Indemnitee’s service, if such act was performed or omitted to be performed during the term of the Indemnitee’s service to the Company.

23. Successors; Binding Agreement. The Company shall require and cause any successor (whether direct or indirect) by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that executes and delivers the agreement provided for in this Section 22 or that otherwise becomes bound by the terms and provisions of this Agreement by operation of law. This Agreement shall be binding upon the Company and its successors and assigns (including, without limitation, any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company) and will inure to the benefit of Indemnitee (and Indemnitee’s spouse, if Indemnitee resides in Texas or another community property state), heirs, executors and administrators.

24. Counterparts, Modification, Headings, Gender.

(a) This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing any such counterpart.

(b) No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Indemnitee and an appropriate officer of the Company. No waiver by any party at any time of any breach by any other party of, or compliance with, any condition or provision of this Agreement to be performed by any other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

(c) Section headings are not to be considered part of this Agreement, are solely for convenience of reference, and shall not affect the meaning or interpretation of this Agreement or any provision set forth herein.

(d) Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

25. Exclusive Jurisdiction; Governing Law. The Company and Indemnitee agree that all disputes in any way relating to or arising under this Agreement, including, without limitation, any action for advancement of Expenses or indemnification, shall be litigated, if at all, exclusively in the Delaware Court of Chancery, and if necessary, the corresponding appellate courts. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws. The Company and Indemnitee (i) expressly submit themselves to the personal jurisdiction of the Delaware Court of Chancery for purposes of any action or proceeding arising out of or in connection with this Agreement, (ii) irrevocably appoint, to the extent such party is not a resident of the State of Delaware, The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801 as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court of Chancery, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court of Chancery has been brought in an improper or otherwise inconvenient forum.

26. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) 10 years after the date that Indemnitee shall have ceased to serve as a director and/or officer of the Company or director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other Enterprise which Indemnitee served at the request of the Company; (b) one year after the final, nonappealable termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 10 of this Agreement relating thereto; or (c) the expiration of all statutes of limitation applicable to possible Proceedings to which Indemnitee may be subject arising out of Indemnitee’s positions or relationships described in Sections 3 and 4 of this Agreement.

27. Contribution. If it is established, under Section 8 or otherwise, that Indemnitee has the right to be indemnified under this Agreement in respect of any claim, but that right is unenforceable by reason of applicable law or public policy, then, to the fullest extent applicable law permits, the Company, in lieu of indemnifying or causing the indemnification of Indemnitee under this Agreement, will contribute to the amount Indemnitee has incurred, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement or for Expenses reasonably incurred, in connection with that Proceeding, in such proportion as is deemed fair and reasonable in light of all the circumstances of that Proceeding in order to reflect:

(a) the relative benefits Indemnitee and the Company have received as a result of the event(s) or transactions(s) giving rise to that Proceeding; or

(b) the relative fault of Indemnitee and of the Company and its other functionaries in connection with those event(s) or transaction(s).

28. Internal Revenue Code Section 409A. Expenses payable pursuant to this Indemnity Agreement are intended to satisfy the indemnification arrangement exception to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Notwithstanding any provision of this Agreement to the contrary, if any reimbursement of an Expense constitutes deferred compensation subject to Code Section 409A (other than a “tax gross-up payment”), such Expense shall be paid by the end of the calendar year next following the calendar year in which the Expense is incurred, and the amount of such Expenses eligible for reimbursement during any calendar year will not affect the amount of Expenses eligible for reimbursement in any other calendar year. With respect to an Expense that is a “tax gross-up payment” as defined in the Treasury Regulations under Code Section 409A, such tax gross-up payment will be paid to the Indemnitee by the end of the calendar year following the calendar year in which the Indemnitee remits the related taxes to the taxing authority. Any provision of this Agreement to the contrary notwithstanding, if any payment provided for herein would be subject to additional taxes and interest under Code Section 409A and if Indemnitee’s receipt of such payment is not delayed until the Section 409A Payment Date, then such payment will not be provided to Indemnitee (or Indemnitee’s estate, if applicable) until the Section 409A Payment Date. The “Section 409A Payment Date” is the earlier of (a) the date of Indemnitee’s death or (b) the date that is six months and one day after Indemnitee’s “separation from service” as defined in Code Section 409A.

IN WITNESS WHEREOF, the Company and Indemnitee have executed this Agreement as of the date and year first above written.

APPROACH RESOURCES INC.

By:
Name:
Title:

INDEMNITEE:

AMENDED AND RESTATED INDEMNITY AGREEMENT - SIGNATURE PAGE